                                                                    EXHIBIT 10.1

                                                                  Execution Copy



                             SUBSCRIPTION AGREEMENT

                          DATED AS OF DECEMBER 29, 2002

                                 BY AND BETWEEN

                         QUESTCOR PHARMACEUTICALS, INC.

                                       AND

                                   [INVESTOR]



                              --------------------



                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       AND

                         COMMON STOCK PURCHASE WARRANTS

                         QUESTCOR PHARMACEUTICALS, INC.

                             SUBSCRIPTION AGREEMENT

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       AND

                         COMMON STOCK PURCHASE WARRANTS

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
1.       DEFINITIONS.                                                                                    1

2.       AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.                                                        12
         (a)      Subscription.                                                                         12
         (b)      Form of Payment.                                                                      12
         (c)      Closing.                                                                              12

3.       REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.                                     13
         (a)      Acquisition for Investment.                                                           13
         (b)      Accredited Investor.                                                                  13
         (c)      Reoffers and Resales.                                                                 13
         (d)      Company Reliance.                                                                     13
         (e)      Information Provided.                                                                 14
         (f)      Absence of Approvals.                                                                 14
         (g)      Subscription Agreement.                                                               15
         (h)      Buyer Status.                                                                         15
         (i)      Absence of Reliance.                                                                  15

4.       REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.                                   15
         (a)      Organization and Authority.                                                           15
         (b)      Qualifications.                                                                       16
         (c)      Capitalization.                                                                       16
         (d)      Concerning the Shares and the Common Stock.                                           17
         (e)      Corporate Authorization.                                                              18
         (f)      Non-contravention.                                                                    19
         (g)      Approvals, Filings, Etc.                                                              19
         (h)      Information Provided.                                                                 20
         (i)      Conduct of Business.                                                                  20
         (j)      SEC Filings.                                                                          21
         (k)      Absence of Certain Proceedings.                                                       21

         (l)      Liabilities.                                                                          22
         (m)      Material Losses.                                                                      22
         (n)      Absence of Certain Changes.                                                           22
         (o)      Intellectual Property.                                                                22
         (p)      Internal Accounting Controls.                                                         24
         (q)      Compliance with Law.                                                                  24
         (r)      Properties.                                                                           24
         (s)      Labor Relation.                                                                       25
         (t)      Insurance.                                                                            25
         (u)      Tax Matters.                                                                          25
         (v)      Investment Company.                                                                   25
         (w)      Absence of Brokers, Finders, Etc.                                                     25
         (x)      No Solicitation.                                                                      25
         (y)      ERISA Compliance.                                                                     26
         (z)      Absence of Rights Agreement.                                                          26
         (aa)     Distributions to Shareholders.                                                        26

5.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.                                                         27
         (a)      Transfer Restrictions.                                                                27
         (b)      Restrictive Legends.                                                                  28
         (c)      Accounting Treatment.                                                                 29
         (d)      Conversion Agent Instruction.                                                         32
         (e)      Form D.                                                                               33
         (f)      AMEX Listing; Reporting Status.                                                       33
         (g)      Use of Proceeds.                                                                      33
         (h)      State Securities Laws.                                                                34
         (i)      Limitation on Certain Actions.                                                        34
         (j)      Best Efforts.                                                                         35
         (k)      Short Sales.                                                                          35

6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS TO SELL AND ISSUE.                                     35

7.       CONDITIONS TO THE BUYER'S OBLIGATIONS TO PURCHASE.                                             36

8.       REGISTRATION RIGHTS.                                                                           37
         (a)      Mandatory Registration.                                                               37
         (b)      Obligations of the Company.                                                           39
         (c)      Obligations of the Buyer and Other Investors.                                         45
         (d)      Rule 144.                                                                             46

9.       INDEMNIFICATION AND CONTRIBUTION.                                                              47
         (a)      Indemnification.                                                                      47
         (b)      Contribution.                                                                         49
         (c)      Other Rights.                                                                         50

10.      MISCELLANEOUS.                                                                                 50
         (a)      Governing Law.                                                                        50
         (b)      Headings.                                                                             50
         (c)      Severability.                                                                         50
         (d)      Notices.                                                                              50
         (e)      Counterparts.                                                                         51
         (f)      Entire Agreement; Benefit.                                                            51
         (g)      Waiver.                                                                               52
         (h)      Amendment.                                                                            52
         (i)      Further Assurances.                                                                   53
         (j)      Assignment of Certain Rights and Obligations.                                         53
         (k)      Expenses.                                                                             53
         (l)      Termination.                                                                          55
         (m)      Survival.                                                                             55
         (n)      Public Statements, Press Releases, Etc.                                               56
         (o)      Construction.                                                                         56


SCHEDULES

Schedule 4(a)     List of Subsidiaries
Schedule 4(c)     Certain Antidilution Adjustments
Schedule 4(d)     Certain Notifications
Schedule 4(i)     Certain Actions
Schedule 4(l)     Certain Indebtedness
Schedule 4(r)     Mortgages, Liens, Pledges, Security Interests,
                  Encumbrances, Etc.
Schedule 4(o)     Intellectual Property

ANNEXES

Annex I           Form of Certificate of Determination

Annex II          Form of Conversion Agent Instruction
Annex III         Form of Common Stock Purchase Warrant
Annex IV          Form of Irrevocable Instruction to Be Given by the Company to
                  the Transfer Agent upon Effectiveness of the Registration
                  Statement
Annex V           Form of Opinion of Latham & Watkins to Be Delivered on Closing
                  Date
Annex VI          Form of Opinion of Latham & Watkins to Be Delivered upon
                  Effectiveness of the Registration Statement
Annex VII         Form of Selling Security Holder Questionnaire
Annex VIII        Form of Press Release

                             SUBSCRIPTION AGREEMENT

                  THIS SUBSCRIPTION AGREEMENT, dated as of December 29, 2002 (this "Agreement"), by and between QUESTCOR PHARMACEUTICALS, INC., a California corporation (the "Company"), with headquarters located at 3260 Whipple Road, Union City, California 94587, and [INVESTOR] (the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to sell, and the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of voting Series B Convertible Preferred Stock of the Company which will be convertible into shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in Section 1); and

                  WHEREAS, in connection with the issuance of the Preferred Shares, the Company is issuing to the Buyer the Warrant to purchase Common Stock on the terms provided herein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       DEFINITIONS.

                  (a) As used in this Agreement, the terms "Agreement," "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

                  (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

                  (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Additional Dividend Event" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "AMEX" means the American Stock Exchange, Inc.

                  "Approved Market" means the AMEX, the Nasdaq National Market or the New York Stock Exchange, Inc.

                  "Arrearage Interest" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Blackout Period" means the period of up to an aggregate of 30 Trading Days in any period of 365 consecutive days, in each case commencing on the day immediately after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities pursuant to the Registration Statement as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend the Registration Statement or to supplement the Prospectus; provided, however, that
(1) no Blackout Period may exceed ten consecutive Trading Days in any period of 120 consecutive days and (2) no Blackout Period may commence sooner than 60 days after the end of a prior Blackout Period.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Certificate of Determination" means the Certificate of Determination of Series B Convertible Preferred Stock in the form of ANNEX I to this Agreement, as the same is filed with the Secretary of State of the State of California.

                  "CGCL" means the California General Corporation Law.

                  "Claims" means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

                  "Closing Date" means 12:00 noon, New York City time, on January 3, 2003 or such other time as is mutually agreed between the Company and the Buyer.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

                  "Common Shares" means the Conversion Shares and the Warrant Shares.

                  "Common Stock" means the Common Stock, no par value, of the Company.

                  "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Company Redemption Date" means the Business Day on which the Preferred Shares are to be redeemed pursuant to Section 5(c), determined in accordance with Section 5(c).

                  "Company Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) the Stated Value times
(ii) 110% plus (B) an amount equal to the accrued and unpaid dividends on the Preferred Share to be redeemed to the Company Redemption Date plus (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such Preferred Share to the Company Redemption Date.

                  "Conversion Agent Instruction" means the Conversion Agent Instruction from the Company to the Transfer Agent for the benefit of, among others, the Buyer and the Other Buyers, in the form of ANNEX II to this Agreement.

                  "Conversion Notice" means the Notice of Conversion of Series B Convertible Preferred Stock substantially in the form of Section 14(a) of the Certificate of Determination.

                  "Conversion Price" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Conversion Shares" means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

                  "Default Rate" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Eligible Bank" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Encumbrances" means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

                  "ESPP" means the Company's Employee Stock Purchase Plan as in effect on the date of this Agreement.

                  "Event Period" means (x) an Optional Redemption Event shall have occurred with respect to which the Buyer shall be entitled to exercise redemption rights under Section 11 of the Certificate of Determination or with respect to which the Buyer shall have exercised such rights and the Company shall not have paid, or deposited in accordance with Section 15(c) of the Certificate of Determination, the Optional Redemption Price or (y) an Additional Dividend Event, or an event which, with notice or passage of time, or both, would become an Additional Dividend Event, shall have occurred and be continuing.

                  "Finder" means Brighton Capital, Ltd.

                  "GAAP" means United States generally accepted accounting principles.

                  "Indebtedness" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder offering or selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such underwriter or stockholder within the meaning of the 1933 Act or the 1934 Act.

                  "Indemnified Person" means the Buyer and each other Investor who beneficially owns or holds Registrable Securities included in the Registration Statement and each other Investor who offers or sells Registrable Securities included in the Registration Statement in the manner permitted under this Agreement, the directors, if any, of the Buyer or such Investor, the officers (or persons performing similar functions), if any, of the Buyer and any such Investor, each Person, if any, who controls the Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

                  "Inspector" means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

                  "Intellectual Property" means all franchises, patents, trademarks, service marks, tradenames (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Company or any Subsidiary, or in which the Company or any Subsidiary has an interest.

                  "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 5(c), 8, 9, and 10.

                  "Letter Agreement" means the letter agreement, dated as of the date of this Agreement, between the Company and the Buyer and the Other Buyers.

                  "Majority Holders" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Margin Stock" shall have the meaning provided in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207).

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Optional Redemption Event" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Optional Redemption Price" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Other Buyers" means each of the several Persons who have agreed to purchase shares of Preferred Stock pursuant to the Other Subscription Agreements.

                  "Other Preferred Shares" means the shares of Preferred Stock to be purchased or purchased by the Other Buyers pursuant to the Other Subscription Agreements.

                  "Other Subscription Agreements" means the several Subscription Agreements, dated as of the date hereof, by and between the Company and the several buyers named therein relating to the sale and purchase of shares of Preferred Stock.

                  "Other Warrants" means the Common Stock Purchase Warrants of the Company to be purchased or purchased by the Other Buyers pursuant to the Other Subscription Agreements.

                  "Permitted Indebtedness" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

                  "Preferred Shares" means the shares of Preferred Stock to be purchased by the Buyer pursuant to this Agreement, as set forth on the signature page of this Agreement.

                  "Preferred Stock" shall mean the Series B Convertible Preferred Stock, no par value, of the Company.

                  "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto, including any documents or information incorporated therein by reference.

                  "Purchase Price" means the aggregate purchase price for the Preferred Shares set forth on the signature page of this Agreement.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Questionnaire" means the Selling Security Holder Questionnaire in the form attached hereto as EXHIBIT VII and completed by the Buyer and furnished to the Company in connection with this Agreement.

                  "Record" shall mean all pertinent financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries subject to inspection for the purposes provided in Section 8(b)(9).

                  "register," "registered," and "registration" refer to a registration effected by preparing and filing with the SEC of a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                  "Registrable Securities" means (1) the Common Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date the Certificate of Determination is filed with the Secretary of State of the State of California, such other stock or other securities which are issued or issuable in respect of or in lieu of the Common Shares and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Common Shares.

                  "Registration Default Date" means the date which is 90 days following the Closing Date; provided, however, if the Registration Statement is subject to review by the SEC staff the Registration Default Date shall be the date which is 120 days following the Closing Date.

                  "Registration Default Period" means the period following the Registration Default Date during which any Registration Event occurs and is continuing.

                  "Registration Event" means the occurrence of any of the following events:

                  (i) the Company fails to file with the SEC the Registration Statement on or before the date by which the Company is required to file the Registration Statement pursuant to Section 8(a)(1),

                  (ii) the Registration Statement covering Registrable Securities is not declared effective by the SEC within 90 days following the Closing Date; provided, however, that if the Registration Statement is subject to review by the SEC staff, such effective date shall be within 120 days following the Closing Date,

                  (iii) after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement) but except as excused pursuant to
         Section 8(b)(5),

                  (iv) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market which at the time constitutes the principal market for the Common Stock, or

                  (v) the Company fails, refuses or is otherwise unable timely to issue Common Shares upon conversion of the Preferred Shares or Warrant Shares upon exercise of the Warrant in accordance with the terms of the Preferred Shares and the Warrant, or certificates therefor as required under the Transaction Documents or the Company fails, refuses or is otherwise unable timely to transfer any Common Shares as and when required by the Transaction Documents.

         "Registration Period" means the period from the SEC Effective Date to the earliest of

                  (i) the date which is four years after the Closing Date,

                  (ii) if the Warrant has been fully exercised, such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period or on the manner of sale, and

                  (iii) the date on which the Investors no longer own or have any right to acquire any Registrable Securities.

                  "Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act, including any amendment thereto, which names the Investors as selling stockholders (including any documents or information incorporated therein by reference, whether before or after the SEC Effective Date).

                  "Regulation D" means Regulation D under the 1933 Act.

                  "Required Information" means, with respect to any Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

                  "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

                  "Rule 144" means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder of securities to sell such securities to the public without registration under the 1933 Act.

                  "Rule 144A" means Rule 144A under the 1933 Act or any successor rule thereto.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

                  "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

                  "SEC Reports" means the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and (3) the Company's definitive proxy statement for its 2002 Annual Meeting of Stockholders, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

                  "Securities" means the Shares and the Warrant.

                  "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Company.

                  "Shares" means the Preferred Shares and the Common Shares.

                  "Short Sale" shall have the meaning provided in Rule 3b-3 under the 1934 Act, as in effect on the date of this Agreement.

                  "Stated Value" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Subscription Form" means the Subscription Form relating to the Warrant.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Trading Day" shall have the meaning to be provided or provided in the Certificate of Determination.

                  "Transaction Documents" means, individually or collectively, this Agreement, the Securities, the Certificate of Determination, the Conversion Agent Instruction, the Letter

Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

                  "Transfer Agent" means Computershare Trust Company, Inc., or any successor thereof selected by the Company and reasonably acceptable to the Majority Holders, serving as transfer agent and registrar for the Common Stock, conversion agent for the Preferred Stock and exercise agent for the Warrant.

                  "2001 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                  "Violation" means

                  (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

                  (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

                  (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

                  (iv) any breach or alleged breach by any Person other than the Buyer of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

                  "Warrant" means the Common Stock Purchase Warrant in the form of ANNEX III to this Agreement.

                  "Warrant Shares" means the shares of Common Stock issuable or issued upon exercise of the Warrant.

                  2.       AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  (A) SUBSCRIPTION. Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the number of Preferred Shares set forth on the signature page of this Agreement, having the terms and conditions as set forth in the Certificate of Determination in the form of ANNEX I to this Agreement, at the price per share and for the Purchase Price set forth on the signature page of this Agreement. The Purchase Price shall be payable in United States Dollars. In connection with the purchase and sale of the Preferred Shares, the Company will issue to the Buyer the Warrant initially entitling the holder to purchase the number of shares of Common Stock set forth on the signature page of this Agreement.

                  (B) FORM OF PAYMENT. Payment by the Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to:

                  Cupertino National Bank
                  3 Palo Alto Square, Suite 150
                  Palo Alto, California 94306

                  ABA No.:  121141152

                  For credit to account No.: 3086712
                  For credit to the account of Questcor Pharmaceuticals, Inc.

                  Reference:  [Investor]

                  (C) CLOSING. The issuance and sale of the Preferred Shares and the issuance of the Warrant shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Preferred Shares and the Warrant, registered in the name of the Buyer or its nominee, against payment by the Buyer to the Company of an amount equal to the Purchase Price, and (2) the Buyer shall pay to the Company an amount equal to the Purchase Price, against delivery by the Company to the Buyer of the Preferred Shares and the Warrant.

                  3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  (A) ACQUISITION FOR INVESTMENT. The Buyer is purchasing the Preferred Shares and acquiring the Warrant and will acquire the Common Shares issued upon conversion of the Preferred Shares prior to the second anniversary of the Closing Date or issued upon each exercise of the Warrant prior to the second anniversary of the Closing Date or acquired upon exercise of the Warrant by payment for the Warrant Shares in cash at any time for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; the Buyer will acquire any Common Shares issued to the Buyer prior to the SEC Effective Date for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date.

                  (B) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D by reason of Rule 501(a)(3) thereof;

                  (C) REOFFERS AND RESALES.

  The Buyer will not, directly or indirectly, offer, sell, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act;

                  (D) COMPANY RELIANCE. The Buyer understands that (1) the Preferred Shares are being offered and sold to the Buyer, (2) the Warrant is being offered and issued to the Buyer, (3) upon conversion of the Preferred Shares prior to the second anniversary of the Closing Date, the Conversion Shares issued upon such conversion will be issued to the Buyer and (4) upon exercise of the Warrant at any time prior to the second anniversary of the Closing Date or upon cash exercise of the Warrant, the Warrant Shares issued upon such exercise will be issued to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities;

                  (E) INFORMATION PROVIDED. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and information relating to the offer and sale of the Preferred Shares and issuance of the Warrant, and the offer of the Common Shares deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company's responses to the Buyer's requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries and have received satisfactory answers to any such inquiries (assuming the accuracy and completeness of the SEC Reports and the Company's responses to the Buyer's requests); without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Preferred Shares and to acquire the Warrant, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as the due diligence investigation of the Company and the Subsidiaries completed by the Buyer and its advisors, if any; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Preferred Shares and the Warrant is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Preferred Shares and to acquire the Warrant);

                  (F) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

                  (G) SUBSCRIPTION AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered on behalf of the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law;

                  (H) BUYER STATUS. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act; and

                  (I) ABSENCE OF RELIANCE. The Buyer acknowledges that, other than as expressly set forth in this Agreement and the other Transaction Documents, neither the Company nor the Finder has made, and the Buyer has not relied upon, any representation or warranty as to the merits of an investment in the Preferred Shares or the income tax consequences to the Buyer of the transactions contemplated by this Agreement.

                  4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE
COMPANY.

                  The Company represents and warrants to, and covenants and agrees with, the Buyer that:

                  (A) ORGANIZATION AND AUTHORITY. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) the Company and each Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents being executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company has no Subsidiaries other than as listed on Schedule 4(a).

                  (B) QUALIFICATIONS. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (C) CAPITALIZATION. (1) The authorized capital stock of the Company consists of (a) 75,000,000 shares of Common Stock, of which 38,676,592 shares were outstanding at the close of business on December 27, 2002 and (b) 7,500,000 shares of preferred stock, no par value, of which 2,155,715 shares were issued and outstanding at the close of business on December 27, 2002 and designated Series A Preferred Stock and of which 10,000 shares will be designated as Preferred Stock and issued pursuant to this Agreement and the Other Subscription Agreements; from December 27, 2002 to the Closing Date there will be (x) no increase in the number of shares of Common Stock outstanding (except for shares of Common Stock issued upon exercise of options and warrants outstanding on the date hereof and disclosed in the SEC Reports and shares issued under the ESPP and except for shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents outstanding as of the date hereof and disclosed on Schedule 4(c)) and (y) no issuance of preferred stock of the Company or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock (except for securities issued pursuant to the Other Subscription Agreements). The 2001 10-K discloses as of December 31, 2001 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from December 31, 2001 to the date hereof there has been, and to the Closing Date there will be, no change in the amount or terms of any of the foregoing except as disclosed in the SEC Reports and except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement or issuance of Common Stock under the ESPP.

                  (2) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities, exchangeable securities and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the closing on the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of the issuance of the Preferred Shares and the Other Preferred Shares and the other transactions contemplated by this Agreement and the Other Subscription Agreements, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, exchangeable securities, other rights and stock option and similar plans (excluding the Preferred Stock, the Warrant and the Other Warrants) will be 22,298,766. Each outstanding class or series of securities for which any such antidilution adjustment will occur is identified on Schedule 4(c) to this Agreement, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights have been duly authorized by the Company. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of capital stock or options, warrants, or rights or other securities entitling the holders to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of capital stock of the Company and such options, warrants, rights and other securities to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except as described on Schedule 4(c), no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

                  (D) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the

Conversion Shares, when issued upon conversion of the Preferred Shares, and the Warrant Shares, when issued upon exercise of the Warrant, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Securities. The Company has duly reserved 10,624,732 shares of Common Stock for issuance upon conversion of the shares of Preferred Stock and 3,399,910 shares of Common Stock for issuance upon exercise of the Warrant and the common stock purchase warrants issuable pursuant to the Other Subscription Agreements, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Determination and the Warrant, so long as the Preferred Stock may be converted or the Warrant may be exercised, as the case may be. The Common Stock is listed for trading on the AMEX and, except as described on Schedule 4(d), (1) the Company and the Common Stock meet the criteria for continued listing and trading on the AMEX;
(2) the Company has not been notified since September 30, 2001 by the AMEX of any failure or potential failure to meet the criteria for continued listing and trading on the AMEX and (3) no suspension of trading in the Common Stock is in effect. Except as described on Schedule 4(d), the Company knows of no reason that the Common Shares will not be eligible for listing on the AMEX.

                  (E) CORPORATE AUTHORIZATION. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Certificate of Determination, when executed by the Company and filed with the Secretary of State of the State of California, will be, and the Warrant and the Conversion Agent Instruction, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

                  (F) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company, the issuance of the Securities as contemplated by the Transaction Documents and the completion by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

                  (G) APPROVALS, FILINGS, ETC. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (1) the execution, delivery and performance by the Company of the Transaction Documents, (2) the issuance and sale of the Securities as contemplated by the Transaction Documents, and (3) the performance by the Company of its other obligations under the Transaction Documents, other than (A) approval by AMEX for the listing of the Common Shares on the AMEX, (B) registration of the resale of the Common Shares under the 1933 Act as contemplated by Section 8, (C) as may be required under applicable state securities or "blue sky" laws, and (D) filing of one or more Forms D with respect to the Securities as required under Regulation D.

                  (H) INFORMATION PROVIDED. The written information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the information referred to in Section 3(e), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyer on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared and furnished or filed statement so states.

                  (I) CONDUCT OF BUSINESS. Except as set forth in the SEC Reports or on Schedule 4(i), since December 31, 2001, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on December 31, 2001; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute an Optional Redemption Event. Except as disclosed in the SEC Reports or on Schedule 4(i), the Company and each Subsidiary owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business and operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (J) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since December 31, 2001. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Registrable Securities. Except for the Company's Current Report on Form 8-K dated August 14, 2002, the Company has not filed any reports with the SEC under the 1934 Act since December 31, 2001 other than the SEC Reports.

                  (K) ABSENCE OF CERTAIN PROCEEDINGS. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and, to the best of the Company's knowledge, no such request will be made by the Company prior to the SEC Effective Date; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any current or former director or officer of the Company.

                  (L) LIABILITIES. The consolidated financial statements included in the 2001 10-K present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of he Company and the Subsidiaries, at the dates and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Except as set forth on Schedule 4(i) and as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary (1) has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole, or (2) has incurred any liability, debt or obligation of any nature whatsoever subsequent to December 31, 2001 which is, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of their respective businesses. A description of the type and a statement of the amount of each item of Indebtedness of the Company or any Subsidiary that will be outstanding on the Closing Date and that will constitute Permitted Indebtedness for purposes of clause (1) of the definition of the term Permitted Indebtedness appear on Schedule 4(l) attached hereto.

                  (M) MATERIAL LOSSES. Since December 31, 2001, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, except as disclosed in the SEC Reports.

                  (N) ABSENCE OF CERTAIN CHANGES. Since December 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, except as disclosed in the SEC Reports.

                  (O) INTELLECTUAL PROPERTY. Except as set forth on Schedule 4(o) to this Agreement: (1) to the knowledge of the

Company, the Company holds all Intellectual Property, free and clear of all Encumbrances and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive right to use, for the life of the proprietary right all Intellectual Property; (2) the use of the Intellectual Property by the Company or any Subsidiary does not, to the knowledge of the Company, violate or infringe on the rights of any other Person;
(3) neither the Company nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Company or any Subsidiary with respect to any Intellectual Property; (4) to the knowledge of the Company all filings and other actions necessary to acquire, maintain, register, renew and perfect the rights of the Company and the Subsidiaries to all Intellectual Property used by the Company or any Subsidiary in its business or in which it has an interest have been duly made in all jurisdictions where such rights are used by it; (5) to the knowledge of the Company, the Company and the Subsidiaries are in compliance with all material terms and conditions of their agreements relating to the Intellectual Property; (6) neither the Company nor any Subsidiary is or has been a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (7) neither the Company nor any Subsidiary has been notified of any alleged claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property;
(8) the Company has no knowledge of any claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property;
(9) to the knowledge of the Company, none of the products the Company and the Subsidiaries are researching, developing, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party;
(10) none of the trademarks and service marks used by the Company or any Subsidiary, to the knowledge of the Company, infringes the trademark or service mark rights of any third party; (11) to the knowledge of the Company none of the material processes and formulae, research and development results and other know-how relating to the Company's or the Subsidiaries' respective businesses, the value of which to the Company or the Subsidiaries is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements; and (12) to the knowledge of the Company, the Company owns directly, or possesses adequate rights to use, all Intellectual Property used in or relating to the business of the Company, and none of such Intellectual Property is owned, claimed or used by, or subject to any Encumbrance of or by, any Subsidiary.

                  (P) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls for the Company and the Subsidiaries which meets the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

                  (Q) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and to the knowledge of the Company there is no pending investigation which would reasonably be expected to lead to such a claim.

                  (R) PROPERTIES. The Company and each Subsidiary has good title to all property, real and personal (tangible and intangible), and other assets owned by it which are individually or in the aggregate material to the Company and the Subsidiaries, taken as a whole, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in Schedule 4(r) or in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made by the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Neither the Company nor any Subsidiary has any mortgage, lien, pledge, security interest or other charge or encumbrance on any of its assets or properties except as listed in Schedule 4(r) attached hereto.

                  (S) LABOR RELATION. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

                  (T) INSURANCE. The Company and each Subsidiary maintains insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties.

                  (U) TAX MATTERS. The Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company and the Subsidiaries, taken as a whole.

                  (V) INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                  (W) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement other than the Finder, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by the Finder or any other Person for any such commission, fee or other compensation.

                  (X) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any

Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Subscription Agreements, and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of Section 5 of the 1933 Act.

                  (Y) ERISA COMPLIANCE. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (Z) ABSENCE OF RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  (AA) DISTRIBUTIONS TO SHAREHOLDERS. For purposes of Section 500(b) of the CGCL (1) as of September 30, 2002, the sum of the assets of the Company (exclusive of goodwill, capitalized research and development expenses and deferred charges) were 155% of the Company's liabilities (not including deferred taxes, deferred income and other deferred credits), and (2) as of September 30, 2002 the current assets of the Company were 191% of the current liabilities of the Company, in each case in the preceding clauses (1) and (2) computed on a pro forma basis assuming: (A) the sale of 10,000 shares of Preferred Stock pursuant to this Agreement and the Other Subscription Agreements for an aggregate sale price of $10,000,000.00, (B) the use of an amount equal to the amount set forth in the Letter Agreement from the proceeds of the sale of shares of Preferred Stock to repurchase shares of Series A Preferred Stock, and
(C) the
redemption of 10,000 shares of Preferred Stock at a redemption price equal to $1,030.00 per share. As of November 30, 2002, there had been no material adverse change to the pro forma ratios set forth in clause (1) and (2) of the immediately preceding sentence and the Company has no reason to believe there has been any such material adverse change since November 30, 2002. As of November 30, 2002, the Company is permitted to make a "distribution to the Corporation's shareholders" for purposes of Section 500 of the CGCL, determined on a pro forma basis as stated above in this Section 4(aa), in the amount of at least $10,300,000.

                  5. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  (A) TRANSFER RESTRICTIONS. The Buyer acknowledges and agrees that (1) the Preferred Shares and the Warrant have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Preferred Shares, the Warrant and the Common Shares may not be transferred without such registration unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Shares, the Warrant or the Common Shares to be transferred may be transferred without such registration or unless transferred in accordance with Rule 144A to a QIB; (2) no sale, assignment or other transfer of the Preferred Shares, the Warrant or the Common Shares or any interest therein may be made except in accordance with the terms thereof; (3) the Common Shares are not transferable in the absence of registration under the 1933 Act and applicable state securities laws, or applicable exemptions therefrom; (4) any sale of the Common Shares under the Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (5) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Shares under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Shares (other than registration of the resale of the Common Shares in accordance with Section 8) under the 1933 Act or, except as provided in Sections 5(e) and 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Common Shares are eligible for resale under Rule 144(k), the Buyer may not transfer such Common Shares in a transaction which does not constitute a transfer thereof pursuant to the Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Common Shares may be transferred without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested.

                  (B) RESTRICTIVE LEGENDS. (1) The Buyer acknowledges and agrees that the certificates for the Preferred Shares shall bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

         These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). The issuance to the holder of these securities of the shares of common stock issuable upon conversion of these securities is not covered by a registration statement under the Act. These securities have been acquired, and such shares of common stock must be acquired, for investment and may not be sold, transferred or assigned unless (1) their resale is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

                  (2) The Buyer further acknowledges and agrees that the Warrant shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the Warrant):

         This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or assigned unless (1) the resale hereof is registered under the Act, (2) the Company has received an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required or (3) sold, transferred or assigned to a QIB pursuant to Rule 144A.

                  (3) The Buyer further acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

                  (4) Once the Registration Statement has been declared effective, or particular Common Shares are eligible for resale pursuant to Rule 144(k) under the 1933 Act, thereafter (A) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Common Shares issued prior to the SEC Effective Date or prior to the time of such eligibility, as the case may be, which bear such restrictive legend and remove any stop transfer restriction relating thereto promptly, but in no event later than five Trading Days after surrender of such certificates by the Buyer and (B) the Company shall not place any restrictive legend on certificates for Common Shares subsequently issued or impose any stop transfer restriction thereon.

                  (C) ACCOUNTING TREATMENT. (1) The Buyer acknowledges that the Company seeks to account for the Preferred Stock as permanent equity to be included in the stockholders equity portion of its balance sheet for financial reporting purposes in accordance with GAAP, and not as redeemable preferred stock which is considered outside permanent equity under GAAP. The Company acknowledges that the optional redemption rights afforded to the Buyer under
Section 11 of the Certificate of Determination are a material inducement to purchase the Preferred Shares and that the Buyer would not have entered into this Agreement and would not purchase the

Preferred Shares without the protection of such optional redemption rights. The Company believes that the terms of the Preferred Stock as set forth in the Certificate of Determination meet the requirements for classifying the Preferred Stock as permanent equity to be included in the stockholders equity portion of the Company's balance sheet in accordance with GAAP and not as redeemable preferred stock under GAAP, and the Buyer concurs in such determination. If, notwithstanding such determination and concurrence, in connection with any review or examination of the Company's financial statements the accounting staff of the SEC questions or comments on the classification of the Preferred Stock under GAAP, the Company shall (A) promptly notify the Buyer that the accounting staff of the SEC has raised such questions or made such comments, which notice shall be accompanied by a copy of the correspondence, if any, from the SEC staff setting forth such questions or comments or a reasonably detailed written statement thereof prepared by the Company, if such questions are raised or such comments are made orally, and (B) promptly address the questions raised and comments made by the accounting staff of the SEC and use its best efforts to persuade the accounting staff of the SEC that the Preferred Stock should be classified as permanent equity. The Company shall give additional such notices to the Buyer with respect to any additional such questions raised or comments made by the accounting staff of the SEC.

                  (2) If, at any time on or before May 31, 2003, notwithstanding the Company's responding to the accounting staff of the SEC and use of best efforts to persuade the accounting staff of the SEC as to the classification of the Preferred Stock for financial reporting purposes, the Company is unsuccessful in such efforts and the accounting staff of the SEC shall advise the Company that it has determined that the Preferred Stock must be classified as redeemable preferred stock and not as permanent equity to be included within the stockholders equity portion of the Company's balance sheet pursuant to GAAP, the Company shall notify the Buyer of such fact within five Business Days after such determination, which notice shall be accompanied by (A) copies of all correspondence, if any, from the SEC staff setting forth such determination or a reasonably detailed written statement thereof prepared by the Company, if such determination has been orally communicated to the Company, and (B) the text of changes to the terms of the Preferred Stock which the Company proposes be made in order to obtain the concurrence of the accounting staff of the SEC with the classification of the

Preferred Shares as permanent equity to be included in the stockholders equity portion of the Company's balance sheet in accordance with GAAP. During the period of ten days after the Company gives such notice to the Buyer, the Company and the Buyer shall negotiate in good faith regarding amendments to the Transaction Documents to address such determination of the accounting staff of the SEC, so that the Company shall be able to classify the Preferred Stock as permanent equity to be included in the stockholders equity portion of its balance sheet in accordance with GAAP. The Buyer shall not be obligated to agree to any such amendment. If the Buyer and the Company are unable to agree on such amendment to the Transaction Documents by the end of such ten-day period, the Company shall have the right, exercisable by notice given to the Buyer not less than 30 or more than 45 Business Days prior to the Company Redemption Date, to redeem the Preferred Shares at the Company Redemption Price on the Company Redemption Date. Such redemption shall otherwise be made in accordance with Sections 9, 15(c) and 15(d) of the Certificate of Determination, which provisions and any related definitions of terms used therein are incorporated herein by this reference as if set forth in full at this place.

                  (3) If any Preferred Share is to be redeemed as provided in this Section 5(c) and any notice required in connection herewith shall have been timely given as provided herein, the Company Redemption Price of such Preferred Share to be so redeemed and with respect to which any such notice has been given shall become due and payable on the Company Redemption Date. On and after the Company Redemption Date, provided that the Company shall have paid the Company Redemption Price to the Buyer on or prior to the Company Redemption Date or shall have deposited with an Eligible Bank on or prior to the Company Redemption Date, to be held in trust for the Buyer, an amount sufficient to pay the Company Redemption Price, then on the Company Redemption Date the dividends on such Preferred Share shall cease to accrue, and such Preferred Share shall be deemed not to be outstanding and the holder thereof shall not be entitled to any rights of a holder except to receive payment of the Company Redemption Price and all other rights with respect to such Preferred Share shall cease. So long as the Company shall have so paid or deposited the full amount of the Company Redemption Price on a timely basis, the Buyer shall not be entitled to interest on the amount so held by such Eligible Bank and, so long as the Company shall be in compliance in all material respects with its obligations to the Buyer (including, without limitation, its obligations under the Transaction Documents), the Company shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such Preferred Share, such share shall be redeemed at the Company Redemption Price.

                  (4) If the Company fails to pay when due or to deposit with an Eligible Bank in accordance with Section 5(c)(3) the full amount of the Company Redemption Price on or before the Company Redemption Date, for the number of Preferred Shares to be redeemed on such date, then the amount thereof shall bear interest at the Default Rate from such date until paid or so deposited in full or until such Preferred Share is converted in accordance with the Certificate of Determination (in which case such interest shall remain due and payable).

                  (D) CONVERSION AGENT INSTRUCTION. At such time as agreed by the Majority Holders, but in any event within 30 days after the Closing Date, the Company shall (1) execute and deliver to the Transfer Agent the Conversion Agent Instruction in the form of ANNEX II to this Agreement (or in such other form as shall have been approved in advance in writing by the Majority Holders) and pursuant thereto irrevocably instruct the Transfer Agent to issue certificates for the Common Shares from time to time upon conversion of the Preferred Shares and exercise of the Warrant in such amounts as specified from time to time to the Transfer Agent (x) in the Conversion Notices surrendered in connection with such conversions and (y) upon exercise of the Warrant in such amounts as specified from time to time to the Transfer Agent in the Form of Subscription to be attached to the Warrants and surrendered in connection with such exercises, and (2) appoint the Transfer Agent the conversion agent for the Preferred Stock and the exercise agent for the Warrant. The certificates for the Common Shares may bear the restrictive legend specified in Section 5(b) of this Agreement prior to registration of the resale of the Common Shares under the 1933 Act. The Common Shares shall be registered in the name of the Buyer or its nominee or designee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares or exercise of the Warrant, as the case may be. The Company warrants that, except as otherwise expressly permitted by the Conversion Agent Instruction, no instruction other than (x) such instructions referred to in this Section 5(d), (y) stop transfer instructions to give effect to Section 5(a) hereof prior to registration of the resale of the Common Shares under the 1933 Act and (z) the instructions required by Section 8(b)(12) hereof will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(d) shall limit in any way the Buyer's obligations and agreement to comply with the registration requirements of the 1933 Act or an exemption therefrom upon resale of the Shares. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with
Section 5(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and, in the case of the Common Shares, promptly, but in no event later than three Business Days after receipt of such opinion, instruct the Transfer Agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. Nothing in this Section 5(d) shall limit the obligations of the Company under
Section 8 of this Agreement.

                  (E) FORM D. The Company agrees to file with the SEC on a timely basis a Form D with respect to the Securities as required to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

                  (F) AMEX LISTING; REPORTING STATUS. Prior to the Closing Date, the Company shall file with the AMEX an application or other document required by the AMEX for the listing of the Common Shares with the AMEX and shall provide evidence of such filing to the Buyer. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Common Shares on the AMEX prior to the Closing Date. So long as the Buyer beneficially owns any Preferred Shares, the Warrant or any Common Shares, the Company will use its best efforts to maintain the listing of the Common Stock on the AMEX or a registered national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act unless the 1934 Act or the rules and regulations thereunder would permit such termination.

                  (G) USE OF PROCEEDS. The Company represents and agrees that:
(1) it does not own or have any present intention of acquiring any Margin Stock;
(2) the proceeds of sale of the Preferred Shares and the Warrant Shares will be used for the repurchase of the Series A Preferred Stock at a price not in excess of an amount per share set forth in the Letter Agreement and for general working capital purposes and in the operation of the Company's business; (3) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

                  (H) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. In connection with the foregoing obligations of the Company in this Section 5(h), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(h), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company, or
(5) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish to the Buyer copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or prior to the Closing Date.

                  (I) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Preferred Shares and the Warrant, the Company (1) shall comply with Sections 5 and 12 of the Certificate of Determination as if the Preferred Shares were outstanding and (2) shall not take any action which, if the

Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the passage of time or both, would constitute an Optional Redemption Event.

                  (J) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares and issue and acquire the Warrant set forth in Sections 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

                  (K) SHORT SALES. The Buyer agrees that on and after the Closing Date until the Buyer no longer holds any Preferred Shares, the Buyer will not engage in any Short Sales except for those which do not result in the Buyer having a net short position; provided, however, that the limitations in this Section 5(k) shall not be applicable during an Event Period and any Short Sale made during an Event Period need not be "closed" or "covered" after such Event Period; and provided further, however, that (i) any sale of shares of Common Stock by the Buyer occurring on or within three Trading Days of any day on which the Buyer gives a Conversion Notice or a Subscription Form to the Company, of a number of shares of Common Stock equal to or less than the number of shares of Common Stock which the Buyer is entitled to receive by reason of giving such Conversion Notice or Subscription Form, shall not constitute a Short Sale, and (ii) the Buyer may engage in any Short Sale or other hedging transaction up to an aggregate number of shares of Common Stock at any one time equal to (x) the number of outstanding shares of Common Stock then held by the Buyer, plus (y) the number of shares of Common Stock then issuable upon conversion of the Preferred Shares, exercise of the Warrant and conversion or exercise of any Common Stock Equivalent held by the Buyer (determined without regard to the limitations on amounts of shares issuable upon conversion of the Preferred Shares and exercise of the Warrant based on the Buyer's beneficial ownership). Any Short Sale or hedging transaction permitted by one of clause (1) or clause (2) but not permitted by the other such clause shall be permissible hereunder.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATIONS TO SELL AND ISSUE.

                  The Buyer understands that the Company's obligations to sell to the Buyer the Preferred Shares and to issue to the Buyer the Warrant on the Closing Date are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

                  (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

                  (b) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on and as of the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date.

                  7.       CONDITIONS TO THE BUYER'S OBLIGATIONS TO PURCHASE.

                  The Company understands that the Buyer's obligations to purchase the Preferred Shares and to acquire the Warrant from the Company on the Closing Date are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

                  (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

                  (b) The representations and warranties of the Company contained in this Agreement and each other agreement or instrument executed and delivered by the Company in connection with this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on the Closing Date; and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or therein and required to be performed by the Company on or before the Closing Date;

                  (c) No event which, if the Preferred Shares were outstanding, would constitute an Optional Redemption Event or, with the giving of notice or the lapse of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing;

                  (d) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs (a),
(b) and (c) of this Section 7;

                  (e) The Buyer shall have received satisfactory confirmation of the filing with the Secretary of State of the State of California of the Certificate of Determination, which shall continue to be filed and in full force and effect on the Closing Date;

                  (f) Common Shares shall have been approved for listing, subject to official notice of issuance, by the AMEX and the Buyer shall have received written evidence of such approval by the AMEX;

                  (g) The Buyer shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of ANNEX V to this Agreement;

                  (h) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, of the Secretary or the Assistant Secretary of the Company certifying (1) the Articles of Incorporation and By-Laws of the Company as in effect on the Closing Date, and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to the Transaction Documents and the transactions contemplated hereby and (3) such other matters as are customary and as reasonably requested by the Buyer; and

                  (i) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the AMEX or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

                  8.       REGISTRATION RIGHTS.

                  (A) MANDATORY REGISTRATION. (1) The Company shall prepare promptly and, on or prior to the date which is 30 days after the Closing Date, file with the SEC the Registration Statement for the resale by the Buyer of a number of Registrable Securities equal to (A) the number of shares of Common Stock equal to at least the number of Common Shares issuable to the Buyer upon conversion of the Preferred Shares and one quarter-year of accrued and unpaid dividends on the Preferred Shares at the rate specified in the Certificate of Determination, determined at the Conversion Price which is applicable on the day the Registration Statement is filed with the SEC and (B) the number of Warrant Shares issuable upon exercise of the Warrant, and which Registration Statement
(x) shall be the same registration statement as the registration statement filed by the Company pursuant to Section 8(a) of each of the Other Subscription Agreements, subject to Section 8(c)(1) of this Agreement and the Other Subscription Agreements, and (y) shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares and exercise of the Warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                  (2) Prior to the SEC Effective Date the Company will not, without the prior written consent of the Majority Holders, file or request the acceleration of any other registration statement filed with the SEC, and during any time subsequent to the SEC Effective Date when the Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities, the Company shall not, without the prior written consent of the Majority Holders, file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

                  (3) If a Registration Event occurs, then the Company will make payments to the Buyer as partial liquidated damages for the minimum amount of damages to the Buyer by reason thereof, and not as a penalty, at the rate of 1.5% per month of the Purchase Price paid by the Buyer pursuant to this Agreement, for each calendar month of the Registration Default Period (pro rated for any period less than 30 days). Each such payment shall be due and payable within five (5) days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Such payments shall be in partial compensation to the Buyer, and shall not constitute the Buyer's exclusive remedy for such events. The Registration Default Period shall terminate upon (u) the filing of the Registration Statement in the case of clause (i) of the definition of "Registration Event"; (v) the SEC Effective Date in the case of clause (ii) of the definition of "Registration Event"; (w) the ability of the Buyer to effect sales pursuant to the Registration Statement in the case of clause (iii) of the definition of "Registration Event"; (x) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (iv) of the definition of "Registration Event"; (y) the delivery of such shares or certificates in the case of clause (v) of the definition of "Registration Event"; and (z) in the case of the events described in clauses (ii) and (iii) of the definition of "Registration Event", the earlier termination of the Registration Period. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages hereunder shall cease when the Buyer no longer holds the Preferred Shares, the Warrant or Registrable Securities; provided, however, that in the case of amounts payable in respect of the event described in clause (ii) of the definition of the term Registration Event, the payment thereof shall be suspended for the period from and after the date on which the Company gives timely notice to the Buyer in accordance with Section 5(c) that the Company is redeeming the Preferred Shares pursuant to Section 5(c) and shall not be payable for such period if the Company makes payment of the Company Redemption Price of the Preferred Shares in accordance with Section 5(c) on the applicable Company Redemption Date but shall be payable for such period if the Company fails to make payment of the Company Redemption Price of the Preferred Shares in accordance with Section 5(c) on the applicable Company Redemption Date.

                  (B) OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

                  (1) use its best efforts to cause the Registration Statement to become effective as promptly as possible after the Closing Date and to keep the Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall notify the Investors of the effectiveness of the Registration Statement on the SEC Effective Date. The Company represents and warrants to the Investors that (a) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times that the Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective, and the Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provisions of Section 8(b)(5)(B) are applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by the Registration Statement;

                  (3) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (A) five copies of the Registration Statement and any amendment thereto and the Prospectus and each amendment or supplement thereto, (B) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which each Investor hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9) and (C) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                  (4) subject to Section 8(b)(5), use its commercially reasonable efforts (A) to register and qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (B) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (C) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 8(b)(4), (ii) to subject itself to general taxation in any such jurisdiction, (iii) to file a general consent to service of process in any such jurisdiction, (iv) to provide any undertakings that cause more than nominal expense or burden to the Company or (v) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

                  (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of an event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement the Registration Statement due to the receipt from an Investor or any other Selling Stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities caused by the Registration Statement, as the case may be, so that the Prospectus does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; and

                  (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that (A) the aggregate number of Trading Days on which any Blackout Period is in effect may not exceed ten consecutive Trading Days in any period of 120 consecutive days or 30 Trading Days (whether or not consecutive) in any period of 365 consecutive days; (B) the Company shall not be able to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than three Blackout Periods in any period of 365 consecutive days; and (C) no Blackout Period may commence sooner than 60 days after the end of an earlier Blackout Period;

                  (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

                  (7) permit the Investors who hold Registrable Securities being included in the Registration Statement and their legal counsel, at such Investors' sole cost and expense (except as otherwise specifically provided in Section 10(k)) to review and have a reasonable opportunity to comment on the Registration Statement and all amendments and supplements thereto at least three Business Days prior to their filing with the SEC and shall not file any such document to which any Investor reasonably objects;

                  (8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date;

                  (9) make available for inspection by any Investor and any Inspector retained by such Investor, at such Investor's sole expense, all Records as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility, and cause the Company's and the Subsidiaries' officers, directors and employees to supply all information which such Investor or any Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified at the time such Investor receives such information, unless (i) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Investor shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

                  (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the AMEX or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

                  (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

                  (12) cooperate with the Investors who hold Registrable Securities being offered pursuant to the Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date, deliver (i) to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in the Registration Statement) an instruction substantially in the form of ANNEX IV to this Agreement, and (ii) cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement and, if required by the Transfer Agent, to the Transfer Agent an opinion of counsel in the form of ANNEX VI to this Agreement;

                  (13) during the Registration Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

                  (14) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

                  (C) OBLIGATIONS OF THE BUYER AND OTHER INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request. Prior to the execution and delivery of this Agreement, the Buyer has completed and delivered to the Company the Questionnaire, which shall be deemed to provide all Required Information for purposes of the preparation and filing of the Registration Statement. Promptly after a request from the Company, the Investor will confirm or update the Required Information previously provided to the Company by the Investor;

                  (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

                  (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as shall otherwise be in compliance with the registration requirements of applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the

Registration Statement regarding such Investor or its plan of distribution; each Investor agrees (a) to notify the Company in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

                  (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of the Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus;

                  (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement (A) if such sale is made through a broker, such Investor shall instruct such broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale and shall supply copies of the Prospectus to such broker or brokers, and (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the Prospectus to such purchaser; and

                  (6) Each Investor agrees to notify the Company promptly after the event of the completion of the sale by such Investor of all Registrable Securities to be sold by such Investor pursuant to the Registration Statement.

                  (D) RULE 144. With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

                  (1) so long as any Investor owns or has the right to acquire Registrable Securities, promptly upon request of such Investor, to furnish to such Investor such information as may be necessary, and otherwise reasonably to cooperate with such Investor, to permit such Investor to sell its Registrable Securities pursuant to Rule 144 without registration; and

                  (2) if at any time the Company is not required to file such reports with the SEC under Sections 13 or 15(d) of the 1934 Act, to use its commercially reasonable efforts to, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

                  9.       INDEMNIFICATION AND CONTRIBUTION.

                  (A) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by the Transaction Documents. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, an Indemnified Person shall not be entitled to indemnification under this Section 9(a)(1) for: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to such Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if the Prospectus or such amendment or supplement thereto was timely made available by the Company pursuant to Section 8(b)(3); and (II) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors. The Company and the Buyer agree that the information set forth in the Questionnaire is the only information furnished by the Buyer in writing expressly for use in connection with the preparation of the Registration Statement on or prior to the date hereof.

                  (2) In connection with the Registration Statement, each Investor whose Registrable Securities are included in the Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that each Investor shall be liable under this
Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement exceeds the amount paid, directly or indirectly, by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented.

                  (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided further, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons or Indemnified Parties, as the case may be, hereunder and one separate counsel in each jurisdiction in which a Claim is pending or threatened. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  (B) CONTRIBUTION. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the Claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the contribution by any Investor in respect of all Claims in the aggregate shall be limited to the amount by which the proceeds received by such Investor from the sale of such Registrable Securities exceeds the amount paid, directly or indirectly, by such Investor for such Registrable Securities.

                  (C) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

                  10. MISCELLANEOUS.

                  (A) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

                  (B) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (C) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (D) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile transmission number (510) 400-0799), and a copy shall also be given to: Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attention: David A. Hahn, Esq. (telephone line facsimile transmission number (619) 696-7419, and in the case of any notice to the Buyer, a copy shall be given to: Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Determination the address shown on the signature page of this Agreement until the Buyer shall designate another address for such purpose.

                  (E) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

                  (F) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes and Schedules hereto, and the Letter Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes and Schedules hereto, and the Letter Agreement supersede all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

                  (G) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                  (H) AMENDMENT. (1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement at or prior to the closing on the Closing Date nor consent to any departure by the Buyer or the Company therefrom at or prior to the closing on the Closing Date shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given.

                  (2) No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the closing on the Closing Date nor consent to any departure by the Company therefrom after the closing on the Closing Date shall in any event be effective unless (A) the same shall be in writing and signed (x) by the Company, if the Company is to be charged with enforcement, or (y) by the Majority Holders, if the Buyer is to be charged with enforcement, and (B) a corresponding amendment, modification, waiver, discharge or termination is made to all of the Other Subscription Agreements, and in any such case shall be effective only in the specific instance and for the purpose for which given; provided, however, that no amendment, modification, waiver, discharge or termination of any provision of Section 8 or 9 which amendment, modification, waiver, discharge or termination adversely affects the Buyer shall be made unless the same shall be signed by the Buyer.

                  (I) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                  (J) ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS. The rights of an Investor under Sections 5(a), 5(b), 5(c), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Preferred Shares or any Warrant) who is an "accredited investor" as that term is defined in Regulation D under the 1933 Act, only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such assignment, furnished with notice of (A) the name and address of such transferee and (B) the Securities with respect to which such rights and obligations are being assigned, (3) immediately following such assignment the further disposition of Registrable Securities by such transferee is restricted under the 1933 Act and applicable state securities laws, and (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company (x) to be bound by all of the provisions contained in Sections 5(a), 5(b), 5(c), 8, 9, and 10 hereof and (y) to complete and deliver to the Company promptly a Questionnaire. Upon any such assignment, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8, 9, and 10 of this Agreement as if such transferee were the Buyer; provided, however, that the Company shall remain obligated to such assigning investor notwithstanding such assignment. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such assignment, and subject to receipt of a completed Questionnaire from the transferee, take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that the Registration Statement relating to the Registrable Securities involved in such transfer and the Prospectus are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so assigned.

                  (K) EXPENSES. The Company and the Buyer shall be responsible for their respective expenses (including, without limitation, their respective fees and expenses of their counsel) incurred by them in connection with the negotiation and execution of, and closing under, this Agreement except that the Company shall be obligated to pay or reimburse the legal fees and expenses and out-of-pocket due diligence expenses of the Investors, not in excess of $60,000, of which $40,000 shall be payable in respect of the fees and costs of the Law Offices of Brian W Pusch, counsel for certain of the Persons who are a Buyer under this Agreement or Other Buyers under the Other Subscription Agreements, $10,000 shall be payable in respect of the fees and expenses of Orrick, Herrington & Sutcliffe, counsel for certain of the Persons who are a Buyer under this Agreement or Other Buyers under the Other Subscription Agreements and up to $10,000 shall be payable in respect of the fees and expenses of Thompson & Knight LLP, counsel for certain of the Persons who are a Buyer under this Agreement or Other Buyers under the Other Subscription Agreements. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers fees, accounting fees, and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers retained by any Investor, (b) brokerage commissions incurred by any Investor and (c) fees and expenses of counsel for the Investors to the extent the same of counsel to the Investors, together with amounts paid or reimbursed by the Company to the Investors pursuant to the first sentence of this Section 10(k) exceed $60,000 (allocated as aforesaid). The Company shall pay on demand all expenses incurred by the Buyer, including reasonable fees and expenses of counsel, as a consequence of, or in connection with the negotiation, preparation or execution of any amendment, modification or waiver of the Transaction Documents initiated by the Company. The Company shall pay on demand the expenses incurred by the Buyer, including reasonable fees and expenses of counsel, as a consequence of, or in connection with (1) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (2) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer, in any such case in the preceding clause (1) or (2) in an amount not to exceed 1% of the Purchase Price paid by the Buyer. Except as otherwise provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                  (L) TERMINATION. (1) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

                  (A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

                  (B) any other condition of the Buyer's obligations hereunder is not fulfilled; or

                  (C) the closing shall not have occurred on a Closing Date on or before January 31, 2003, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

                  (2) The Company shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

                  (A) the Buyer shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

                  (B) any other condition of the Company's obligations hereunder is not fulfilled; or

                  (C) the closing shall not have occurred on a Closing Date on or before January 31, 2003, other than solely by reason of a breach of this Agreement by the Company;

so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyer shall have any further obligation to one another hereunder.

                  (M) SURVIVAL. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the other Transaction

Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and the delivery of and payment for the Preferred Shares and the issuance of the Warrant and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

                  (N) PUBLIC STATEMENTS, PRESS RELEASES, ETC. (1) The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933 Act and the rules and regulations promulgated thereunder (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  (2) The Company shall, on the Closing Date or on the next succeeding Business Day, issue a press release, in the form of ANNEX VIII hereto, concerning the transactions contemplated hereby and by the Other Subscription Agreements.

                  (3) Within two Business Days after the Closing Date, the Company will publicly report the issue and sale of the Preferred Shares and Warrant and the issuance and sale of securities pursuant to the Other Subscription Agreements by filing with the SEC a Current Report on Form 8-K under the 1934 Act which report shall describe the material terms, and include copies of, the Transaction Documents (or the forms thereof) as exhibits to such report.

                  (O) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                [Remainder of This Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above and on the dates set forth below their respective signatures.

Number of Preferred Shares:

Price Per Share:  $

Aggregate Purchase Price:  $

Warrant Shares Initially Issuable Upon Exercise of Warrant:


                                        QUESTCOR PHARMACEUTICALS,
                                             INC.

                                        By: /s/ Timothy E. Morris
                                            ------------------------------------
                                             Name: Timothy E. Morris
                                             Title: CFO

                                        Date:  December 29, 2002


                                        [INVESTOR],

                                        BY:
                                            ------------------------------------



                                        Address:

                                        Date:  December 29, 2002